Exhibit 15.2

HTL International, LLC

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (333-265882) of Huadi International Group Co., Ltd. of our report dated January 30, 2025, relating to the consolidated financial statements which are incorporated in Huadi International Group Co., Ltd.’s Annual Report on Form 20-F for the years ended September 30, 2024 and 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HTL International, LLC

Houston, Texas

January 30, 2025